EXHIBIT 99.1 PRESS RELEASE OF CATALYTICA ENERGY SYSTEMS, INC.
DATED JULY 31, 2003.


      Catalytica Energy Systems Reports Second Quarter Financial Results



    GILBERT, Ariz., July 31 /PRNewswire-FirstCall/ -- Catalytica Energy

Systems, Inc. (Nasdaq: CESI), a leading provider of innovative NOx solutions for combustion-related applications, today reported financial results for the second quarter and six months ended June 30, 2003 and progress towards achievement of its 2003 target milestones.

    For the second quarter of 2003, revenues were $959,000, compared with revenues of $1,123,000 for the same period of the prior year.  Net loss for the quarter was $3,480,000, or a loss of $0.20 per share, compared with a net loss of $5,317,000, or a loss of $0.30 per share, reported in the same quarter last year.

    Cash, cash equivalents and short-term investments as of June 30, 2003 totaled $58,589,000.  Total cash used during the quarter was $3,386,000,

compared with $6,330,000 used in the second quarter of 2002 and $4,795,000 used in the first quarter of 2003.  Cash usage in the second quarter of 2002 included $1,750,000 of non-recurring payments associated with legal settlements.

    Revenues for the six months ended June 30, 2003 were $1,490,000, compared with revenues of $1,772,000 reported in the corresponding period of the prior year.  Net loss for the first half of 2003 was $8,035,000, or a loss of $0.46 per share, down from a net loss of $10,537,000, or a loss of $0.60 per share in the first six months of 2002.  Cash used during the first six months of

2003 was reduced to $8,181,000, compared with $13,571,000 used during the first half of the prior year.  The substantial decline in net loss and cash usage in the first half of 2003 reflected both the positive impact of cost reduction initiatives implemented throughout the organization over the past several quarters and the payment of a number of non-recurring expenses during the first six months of 2002.

    Catalytica Energy Systems is maintaining its full-year projections for total cash usage in the range of $15.5 million to $16.5 million, a 20% to 25%

reduction from 2002.  The Company also continues to project a reduced net loss for the year in the range of $16 million to $18 million.

    "Our favorable performance through the first six months of 2003 signals that we are on track to meet our financial targets for the year," said Mike

Murry, president and CEO of Catalytica Energy Systems.  "Our second quarter and year to date results demonstrate continued improvements in our operating expenses, particularly in the selling, general and administrative area, as we maintain an ongoing focus on prudently managing our costs.  We are operating under a much leaner cost structure today, as evidenced by both our total operating expenses and our cash usage in the second quarter of $4.6 million and $3.4 million, respectively, the lowest recorded figures in Catalytica

Energy Systems' history as a stand-alone public company."

    "Meanwhile, we continue to make good progress toward meeting our business objectives for the year.  Our Xonon(R) catalyst module has now demonstrated

100% availability with NOx levels consistently well below our 3 ppm guarantee through 4,000 hours of operation on a Kawasaki gas turbine at Sonoma

Developmental Center.  The ongoing impressive performance of this unit in its first commercial application is paving the way for additional Xonon-equipped projects.  In fact, two additional Xonon-equipped Kawasaki gas turbines have recently been shipped and are expected to enter commercial service in the third quarter.  One unit will be installed at the Reader's Digest

Association's Pleasantville, New York headquarters, and the second at a new site in California. While the environment remains challenging for distributed generation power projects, we are encouraged by recent activity that should translate to additional orders yet this year."

    On the Company's objective to continue expanding the application of Xonon

Cool Combustion(TM) in the marketplace, Murry commented, "I am also pleased to report that full-scale engine testing is now underway with GE Power Systems in support of commercialization efforts for the Xonon-equipped GE10 gas turbine.

The initiation of on-engine testing follows the successful completion of rig testing in the first quarter and is a significant milestone in our joint development program with GE.  We expect that following successful engine tests, the first commercial Xonon-equipped GE10 could be released to enter service as early as next year.  Additionally, we remain on-track to conduct an initial round of rig testing this year with Solar Turbines related to our joint development of Xonon for the Taurus 70 gas turbine."



    Additional 2003 Highlights



    -- During the second quarter, Catalytica Energy Systems announced the validation and release of a next generation Xonon(R) catalyst following successful completion of an 8,000-hour endurance run in a field demonstration unit at Silicon Valley Power.  The new catalyst design,

       based on advanced materials and processing, provides the foundation for development of extended-life systems that the Company believes will enable it to extend catalyst activity well beyond the current 8,000-

       hour product through further refinements.  The advanced materials used in the enhanced design also offer several production advantages,

       including a simplified manufacturing process.

    -- In May, the Company successfully completed Phase 1 of the transition to

       ISO 9001:2000 standards in its manufacturing operations, demonstrating an ongoing commitment to product quality assurance.  Catalytica Energy

       Systems expects to complete the final transition phase in October.

    -- A new, more robust coating line was installed in the second quarter,

       which will enable the Company to further streamline its manufacturing operations.  The new equipment has recently completed a factory acceptance test and is expected to come on-line in the third quarter.

    -- Last week, Catalytica Energy Systems announced successful completion of an on-engine test conducted with a heavy-duty diesel engine manufacturer, which validated the subscale regeneration capabilities of its diesel fuel processor technology (DFP), designed to enable a 90%

       reduction in NOx by improving NOx trap performance.

    -- The Company is also pursuing the development of a retrofit product,

       designed to enable a 50% reduction in NOx from mobile, stationary and off-road diesels, and has initiated the assembly of two prototypes in preparation for an initial round of engine testing in the third quarter.

    -- In an effort to help accelerate the product development path of its innovative, diesel NOx reduction solutions, Catalytica Energy Systems has commenced construction of a diesel test cell to conduct in-house,

       full-scale engine testing.



    "We are committed to advancing the development of NOx reduction solutions for the diesel market as part of our strategy to extend our technology platform and core capabilities in new product areas," said Murry.  "Our accelerated technology development efforts related to diesel applications are just one of a number of initiatives we are pursuing this year to build a stronger company in line with changing market conditions in the gas turbine industry.  NOx emissions continue to come under increased scrutiny by government officials, with tighter restrictions being imposed on a variety of combustion-related applications.  We intend to continue leveraging our proven catalyst expertise and proprietary technologies to offer innovative, cost-

effective NOx solutions across multiple markets.  In addition, we continue to seek other strategic opportunities, including acquisitions of businesses or technologies, that could expand our near-term product offerings in the area of

NOx control."

    The Company will host a conference call today, Thursday, July 31, 2003, at

11:00 AM Eastern Time (8:00 AM Pacific Time) to discuss its financial results along with an update on the business and its outlook for the remainder of

2003.  The call will be broadcast live over the Internet and can be accessed via the Company's website at www.CatalyticaEnergy.com.  An archived version of the webcast will be available for replay on the Company's website beginning approximately two hours following the conclusion of the live call and continuing for a period of one week following the call.



    Catalytica Energy Systems designs, develops and manufactures advanced products for the energy and transportation industries with a focus on cost-

effective solutions for improved performance and reduced emissions from combustion sources.  Our proprietary technologies include the application of catalysts to combustion systems and next-generation fuel processors to mitigate the environmental impact of power generation and transportation systems.  We are marketing our first commercial product, Xonon Cool

Combustion(TM), a breakthrough pollution prevention technology that enables natural gas-fired turbines to achieve ultra-low emission power production.

Xonon(R) prevents the formation of NOx, a primary contributor to air pollution, through a proprietary catalytic combustion process.  We are also conducting technology development efforts related to fuel processing for fuel cells and are actively pursuing adaptation of our core Xonon technology to mobile, stationary and off-road diesel applications.  Find Catalytica Energy

Systems on the Worldwide Web at www.CatalyticaEnergy.com.



    This news release contains forward-looking statements regarding Catalytica

Energy Systems' projections with respect to full-year 2003 cash usage and net loss; the Company's ability to continue managing costs and reduce its cash and investments consumption and net loss consistent with its full-year guidance and its pursuit of business objectives and strategic opportunities; the growth in market acceptance of Catalytica Energy Systems' Xonon Cool Combustion

product, its prospects for securing additional orders and the timing associated with new commercial Xonon units to enter service this year; the market demand for Xonon-equipped turbines and distributed generation projects;

incorporation of Catalytica Energy Systems' Xonon Cool Combustion system into the GE10 and the timing associated with commercial deployment of a Xonon-

equipped GE10; the ability of Catalytica Energy Systems to extend Xonon catalyst life beyond its current 8,000-hour guarantee as a result of the advanced materials and enhanced design used in its next generation catalyst;

the ability of the next generation catalyst to simplify Catalytica Energy

Systems' manufacturing processes; the ability of Catalytica Energy Systems to successfully transition to ISO 9001:2000 standards; the timing associated with bringing on-line a new coating line; the ability of Catalytica Energy Systems'

diesel NOx reduction technology to achieve a greater than 90% reduction in NOx emissions; the plans and timing associated with completing the assembly of two prototype diesel retrofit products for on-engine testing and with completing the build-out of a diesel test cell; Catalytica Energy Systems' growth prospects, its plans to expand its product offerings across multiple markets,

and its pursuit of other strategic opportunities, including acquisitions of businesses or technologies.  These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those expressed in the forward-looking statements.  These risks and uncertainties include, among others: that Catalytica Energy Systems may not be able to accurately predict future financial performance; possible fluctuations in economic conditions affecting the markets for Catalytica Energy Systems'

products; the risk that a market may not develop or be maintained for

Catalytica Energy Systems' products; changes in the environmental requirements for NOx emissions; that marketing, project development and installation timelines and regulatory review outcomes are uncertain; that there may be unanticipated technical, commercial or other setbacks related to the incorporation of Xonon into the GE10 or other gas turbines used in distributed generation applications; that there may be unanticipated technical issues related to the Company's diesel NOx reduction system; that changes may occur in the arrangements between Catalytica Energy Systems and its OEM partners for the supply of Xonon-equipped gas turbines; that Catalytica Energy Systems may be unable to maintain current or develop future strategic relationships for its products, including with OEM partners; and the other risks set forth in the Catalytica Energy Systems' Annual Report on Form 10-K  filed with the

Securities and Exchange Commission on March 31, 2003. Catalytica Energy

Systems undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances occurring after the date of this release.



    NOTE:  Xonon and Xonon Cool Combustion are registered trademarks of

Catalytica Energy Systems, Inc., Gilbert, AZ, USA



     CONTACT:       Megan Meloni

                    Investor Relations

                    650-940-6253





     Catalytica Energy Systems, Inc.

     Condensed Consolidated Statements of Operations

     (in thousands, except per share amounts)

     (unaudited)



                             Three Months Ended          Six Months Ended

                                  June 30,                   June 30,

                             2003          2002          2003         2002

    Revenues:

     Research and development

      contracts               $959        $1,123       $1,490        $1,772



    Costs and expenses:

     Research and

      development            2,851         3,827        6,037         7,059

     Selling, general

      and administrative     1,726         2,932        3,796         5,950



    Total costs and

     expenses                4,577         6,759        9,833        13,009



    Operating loss         (3,618)       (5,636)      (8,343)      (11,237)



    Interest income, net       138           319          308           700





    Net loss              $(3,480)      $(5,317)     $(8,035)     $(10,537)



    Basic and diluted

     net loss per share    $(0.20)       $(0.30)      $(0.46)       $(0.60)



    Weighted average

     shares used in

     computing net

     loss per share         17,636        17,510       17,620        17,509





    Catalytica Energy Systems, Inc.

    Condensed Consolidated Balance Sheets

    (in thousands)

    (unaudited)

                                                    June 30,    December 31,

                                                      2003            2002

    ASSETS:



     Cash, cash equivalents and short-term

      investments                                    $58,589        $66,770

     Accounts and notes receivable, net                  451          1,422

     Inventory                                           452            479

     Other current assets                                713            370

       Total current assets                           60,205         69,041



     Property and equipment, net                       6,862          7,414

     Other assets                                        542            566

       Total assets                                  $67,609        $77,021



    LIABILITIES AND STOCKHOLDERS' EQUITY:

     Accounts payable and accrued liabilities         $3,161         $4,591

     Current portion of long-term debt                   158            188

       Total current liabilities                       3,319          4,779



     Long-term debt                                    2,943          3,062

     Other long-term liabilities                          24             --



     Stockholders' equity                             61,323         69,180

       Total liabilities and stockholders' equity    $67,609        $77,021



SOURCE  Catalytica Energy Systems, Inc.

    -0-                             07/31/2003

    /CONTACT:  Megan Meloni, Investor Relations of Catalytica Energy Systems,

Inc., +1-650-940-6253/

    /Web site:  http://www.catalyticaenergy.com /

    (CESI)



CO:  Catalytica Energy Systems, Inc.

ST:  Arizona

IN:  ENV TRN OIL

SU:  ERN CCA